EXHIBIT4(d)

THIRD AMENDMENT TO AMENDED AND RESTATED LETTER AGREEMENT

          THIS THIRD AMENDMENT TO AMENDED AND RESTATED LETTER AGREEMENT, dated as of October 31, 2000 (this "Amendment"), is between HASTINGS MANUFACTURING COMPANY, a Michigan corporation (the "Company"), and BANK ONE, MICHIGAN, a Michigan banking corporation, formerly known as NBD Bank (the "Bank").

RECITALS

          A.          The Company and the Bank are parties to an Amended and Restated Letter Agreement dated as of August 28, 1998, as amended by the First Amendment to Amended and Restated Letter Agreement dated as of November 11, 1999 and as amended by the Second Amendment to Amended and Restated Letter Agreement dated as of March 30, 2000 (as now and hereafter amended, the "Letter Agreement") pursuant to which the Bank agreed, subject to the terms and conditions thereof, to extend credit to the Company in a term loan in a maximum principal amount of $6,600,000 and a Credit Authorization in a maximum principal amount of $3,500,000.

          B.          The parties now desire to increase to $4,000,000 the maximum principal amount of the Credit Authorization provided under the Letter Agreement, subject to the terms and conditions of this Amendment.

TERMS

          In consideration of the premises and of the mutual agreements herein contained, the parties agree as follows:

ARTICLE I. AMENDMENTS. Effective upon the date that the conditions of effectiveness set forth in Article III of this Amendment are satisfied, which date (the "Amendment Date") shall be determined by the Bank in its sole discretion, the Letter Agreement is amended as follows:

          1.1          The definition of the term "Maximum Amount" in Section 1 is amended and restated in full as follows:

          "Maximum Amount" shall mean the maximum amount of the Advances that may be made hereunder pursuant to paragraph 2(a), which shall be $4,000,000 as such amount may be amended from time to time.

          1.2          Exhibit A annexed to the Letter Agreement is deleted in its entirety and Exhibit A annexed to this Amendment shall be deemed substituted in place thereof. The Company shall execute and deliver to the Bank a replacement master promissory note in the form of Exhibit A annexed to this Amendment (the "Replacement Revolving Credit Note") to be exchanged for the existing Revolving Credit Note issued by the Company to the Bank under the Letter Agreement (the "Existing Revolving Credit Note"). On the Amendment Date, the principal balance of the Existing Revolving Credit Note, as well as all other information which has been endorsed on the books and records of the Bank with respect to the Existing Revolving Credit Note, shall be endorsed on the books and records of the Bank with respect to the Replacement Revolving Credit Note. The execution and delivery by the Company of the Replacement Revolving Credit Note shall not in any circumstances be deemed a novation or to have terminated, extinguished or discharged the Company's indebtedness evidenced by the Existing Revolving Credit Note, all of which indebtedness shall continue under and be evidenced and governed by the Replacement Revolving Credit Note and the Letter Agreement, as amended, and the Bank shall be entitled to all of the benefits of the Security Documents with respect to the entire indebtedness evidenced by the Replacement Revolving Credit Note.

ARTICLE II. REPRESENTATIONS. The Company represents and warrants to the Bank that:

          2.1          The execution, delivery and performance of this Amendment and the Replacement Revolving Credit Note are within its powers, have been duly authorized and are not in contravention of any law, of the terms of its Articles of Incorporation or By-laws, or of any material undertaking to which it is a party or by which it is bound.

          2.2          This Amendment and the Replacement Revolving Credit Note constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

          2.3          After giving effect to the amendments herein contained, the representations and warranties contained in Section 11 of the Letter Agreement and in the Security Documents are true on and as of the date hereof with the same force and effect as if made on and as of the date hereof, provided, that, the representations and warranties contained in Section 11(f) of the Letter Agreement shall be deemed to have been made with respect to the financial statements most recently delivered pursuant to Section 9(d) of the Letter Agreement.

          2.4          Upon the effectiveness of Article IV of this Amendment, no Default or Event of Default exists or has occurred and is continuing on the date hereof.

ARTICLE III. CONDITIONS OF EFFECTIVENESS. This Amendment shall not become effective until each of the following has been satisfied:

          3.1          Copies of resolutions adopted by the Board of Directors of the Company, certified by an officer of the Company, as being true and correct and in full force and effect without amendment as of the date hereof, authorizing the Company to enter into this Amendment and any other documents or agreements executed pursuant hereto, if any, shall have been delivered to the Bank.

          3.2          This Amendment shall be executed and delivered by the Company to the Bank and signed by the Bank.

          3.3          The Company shall have executed and delivered to the Bank the Replacement Revolving Credit Note.

          3.4          The Company shall have paid the closing fee of $1,000 to the Bank.

          3.5          The Bank shall have received such other documents and agreements and the Company shall have satisfied such other conditions and completed such other matters as the Bank may reasonably request.

ARTICLE IV. WAIVER.

          Subject to the satisfaction of the conditions in Article III:

          4.1          The Company has notified the Bank that circumstances exist which constitute a default under Section 10(b) of the Letter Agreement as of September 30, 2000. The Bank hereby waives the right to declare any Event of Default arising under Section 10(b) of the Letter Agreement, as a result (and solely as a result) of such default, through the period ending September 30, 2000. Such waiver shall be strictly limited to such default and such time periods and nothing herein shall be construed as a waiver of or limitation on any rights of the Bank under the Letter Agreement to declare an Event of Default and to exercise the remedies provided to the Bank thereunder in any other circumstances.

ARTICLE V.          MISCELLANEOUS.

          5.1          References in the Letter Agreement to "this Agreement" and references in any note, certificate, instrument or other document to the "Letter Agreement" or "Authorization Agreement" or the Existing Revolving Credit Note shall be deemed to be references to the Letter Agreement as amended hereby and as further amended from time to time, and the Replacement Revolving Credit Note, respectively.

          5.2          The Company agrees to pay and to save the Bank harmless for the payment of all costs and expenses arising in connection with this Amendment, including the reasonable fees of counsel to the Bank in connection with preparing this Amendment and the related documents.

          5.3          The Company acknowledges and agrees that the Bank has fully performed all of its obligations under all documents executed in connection with the Letter Agreement and all actions taken by the Bank are reasonable and appropriate under the circumstances and within its rights under the Letter Agreement and all other documents executed in connection therewith and otherwise available. The Company represents and warrants that it is not aware of any claims or causes of action against the Bank, or any of its successors or assigns. Notwithstanding this representation and as further consideration for the agreements and understandings herein, the Company and its heirs, successors and assigns, hereby release the Bank and its heirs, successors and assigns from any liability, claim, right or cause of action which now exists or hereafter arises, whether known or unknown, arising from or in any way related to facts in existence as of the date hereof to any agreements or transactions between the Bank and the Company or to any acts or omissions of the Bank in connection therewith or otherwise.

          5.4          Except as expressly amended or replaced hereby, the Company agrees that the Letter Agreement, the Security Documents, the promissory notes and all other documents and agreements executed by the Company in connection with the Letter Agreement in favor of the Bank are ratified and confirmed and shall remain in full force and effect and that it has no set off, counterclaim or defense with respect to any of the foregoing. Terms used but not defined herein shall have the respective meanings ascribed thereto in the Letter Agreement.

          5.5          This Amendment shall be governed by and construed in accordance with the laws of the State of Michigan.

          5.6          This Amendment may be signed upon any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

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          IN WITNESS WHEREOF, the parties signing this Amendment have caused this Amendment to be executed and delivered as of the date first above written.

HASTINGS MANUFACTURING COMPANY By:/s/ Thomas J. Bellgraph Its: Vice President Finance

BANK ONE, MICHIGAN By:/s/ Thomas A. Gamm Its: Vice President